Exhibit 23.4
CONSENT OF INDEPENDENT AUDITORS
     We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Cavium Networks, Inc. and to the incorporation by reference therein of our report dated October 3, 2008, with respect to the financial statements of Star Semiconductor Corporation included in the Current Report on Form 8-K/A dated October 17, 2008 of Cavium Networks, Inc. filed with the Securities and Exchange Commission.
/s/ Ernst & Young
Hsinchu, Taiwan, Republic of China
January 8, 2010